Exhibit 99.1
Amicus Therapeutics Announces Second Quarter 2007 Financial Results
Cranbury, NJ, August 2, 2007 — Amicus Therapeutics (Nasdaq: FOLD), a biopharmaceutical company developing small molecule, orally-active pharmacological chaperones for the treatment of human genetic diseases, today announced financial results for the second quarter of 2007. On a reported basis, calculated in accordance with U.S. generally accepted accounting principals (GAAP), Amicus announced a net loss attributable to common stockholders per share of $1.37 for the three months ended June 30, 2007. On a non-GAAP basis, Amicus reported a net loss attributable to common stockholders per share of $1.17 for the three months ended June 30, 2007. As of June 30, 2007, cash, cash equivalents, and marketable securities totaled $125.7 million.
“We continue to remain very confident in the potential for pharmacological chaperones to treat a range of human genetic diseases, beginning with the lysosomal storage disorders,” stated John F. Crowley, President and CEO of Amicus Therapeutics. “We expect to deliver on three significant clinical milestones by the end of 2007: Phase II data for Amigal™ for Fabry disease; preliminary Phase II data in the 4-week Plicera™ switching study; and, complete Phase I data for AT2220 for Pompe disease.”
Quarterly Highlights:
•	Amicus completed its IPO and sold a total of 5,000,000 shares of its common stock at a public offering price of $15.00 per share. Gross proceeds to Amicus totaled $75.0 million and after underwriting discounts and commissions and offering expenses, net proceeds totaled $68.1 million.
Financial Results
On a reported basis, the net loss attributable to common stockholders for the three months ended June 30, 2007 was $9.7 million as compared to $28.1 million for the same period in 2006. On a Non-GAAP basis, the net loss for the three months ended June 30, 2007 and the three months ended June 30, 2006 was $8.3 million, respectively. The Company recorded no revenues during these periods.
On a Non-GAAP basis, research and development expense for the three months ended June 30, 2007, was $6.4 million, an increase of $0.1 million from $6.3 million for the three months ended June 30, 2006.
On a Non-GAAP basis, general and administrative expense for the three months ended June 30, 2007, was $2.6 million, an increase of $0.4 million from $2.2 million from the three months ended June 30, 2006.
The differences between U.S. GAAP EPS, net loss, research and development and general and administrative and the corresponding non-GAAP amounts are itemized in table 2, and are due to:
•	Pre-tax share-based compensation expense under SFAS 123R of $1.0 million (or $0.14 per share), primarily related to employee stock option expense.

•	Pre-tax charge for a deemed dividend of $19.4 million in the second quarter of 2006.

•	Pre-tax charges for preferred stock accretion.

•	Pre-tax charges for changes in the fair value of warrant liability.
Use of Non-GAAP Financial Measures
Our “non-GAAP net income” and “non-GAAP diluted EPS” financial measures are defined as reported, or GAAP, net income and diluted EPS excluding, for the reasons discussed below, (1) stock option expense and the cumulative effect of an accounting change relating to the initial adoption of SFAS No. 123R and (2) other items. Our management uses these non-GAAP financial measures to establish financial goals and to gain an understanding of the comparative financial performance of the Company from year to year and quarter to quarter. Accordingly, we believe investors’ understanding of the Company’s financial performance is enhanced as a result of our disclosing these non-GAAP financial measures. Non-GAAP net income and diluted EPS should not be viewed in isolation or as a substitute for reported, or GAAP, net income and diluted EPS.
(1)	Stock option expense — Non-GAAP net income and diluted EPS exclude the impact of our stock option expense recorded in accordance with SFAS No. 123R. We believe that excluding the impact of expensing stock options better reflects the recurring economic characteristics of our business.

(2)	Other items — Non-GAAP net income and diluted EPS exclude other unusual or non-recurring items that are evaluated on an individual basis. Our evaluation of whether to exclude an item for purposes of determining our non-GAAP financial measures considers both the quantitative and qualitative aspects of the item, including, among other things (i) its size and nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. Items excluded for purposes of determining non-GAAP net income and diluted EPS include deemed dividends, preferred stock accretion, and changes in the fair value of warrant liability.
About Amicus Therapeutics
Amicus Therapeutics is a biopharmaceutical company developing novel, oral therapeutics known as pharmacological chaperones for the treatment of a range of human genetic diseases. Pharmacological chaperone technology involves the use of small molecules that selectively bind to and stabilize proteins in cells, leading to improved protein folding and trafficking, and increased activity. Amicus is initially targeting lysosomal storage disorders, which are severe, chronic genetic diseases with unmet medical needs. Amicus has two product candidates in Phase II clinical trials, Amigal™ for the treatment of Fabry disease and Plicera™ for the treatment of Gaucher disease. The Company is also conducting Phase I clinical trials of AT2220 for the treatment of Pompe disease.
Forward-Looking Statements
Amicus cautions you that statements included in this press release that are not a description of historical facts are “forward-looking statements” within the meaning of Section 21E of the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “should,” and “could,” and similar expressions or words identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation by Amicus that any of its plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Amicus might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the potential progress and results of clinical trials, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the business of Amicus, including, without limitation: the respective Phase II clinical trials for Amigal™ and Plicera™, and the Phase I clinical trial for AT2220 may not proceed in the timeframes or in the manner Amicus expects or at all. Further, the results of earlier clinical trials may not be predictive of future results; Amicus and its licensors may not be able to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of its product candidates; and other risks detailed in the public filings of Amicus with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Amicus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
Contact:
Investors, Jim Dentzer or Corporate, Matthew Patterson, both of Amicus Therapeutics, +1-609-662-2000, or Media, Dan Budwick of BMC Communications Group for Amicus Therapeutics, +1-212-477-9007, ext. 14

Table 1
Amicus Therapeutics, Inc.
(a development stage company)
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

					Period
					from
					February
					4,
					2002
	Three Months		Six Months		(inception)
	Ended June 30,		Ended June 30,		to June 30,
	2006	2007	2006	2007	2007
Operating Expenses:
Research and development	$6,691	$6,783	$12,719	$13,867	$72,671
General and administrative	2,563	3,189	4,464	6,040	28,832
Impairment of leasehold Improvements	—	—	—	—	1,030
Depreciation and amortization	217	312	416	609	2,166
In-process research and Development	—	—	—	—	418

Total operating expenses	9,471	10,284	17,599	20,516	105,117

Loss from operations	(9,471)	(10,284)	(17,599)	(20,516)	(105,117)
Other income (expenses):
Interest income	448	1,060	686	1,753	4,560
Interest expense	(74)	(86)	(125)	(179)	(1,261)
Change in fair value of warrant Liability	471	(86)	127	(149)	(454)
Other expense	2	—	(1)	—	(1,181)

Loss before tax benefit	(8,624)	(9,396)	(16,912)	(19,091)	(103,453)
Income tax benefit	—	—	—	—	695

Net loss	(8,624)	(9,396)	(16,912)	(19,091)	(102,758)
Deemed dividend	(19,424)	—	(19,424)	—	(19,424)
Preferred stock accretion	(41)	(310)	(81)	(351)	(802)

Net loss attributable to common stockholders	$(28,089)	$(9,706)	$(36,417)	$(19,442)	$(122,984)

Net loss attributable to common stockholders per common share — basic and diluted	$(39.04)	$(1.37)	$(57.78)	$(4.80)

Weighted-average common shares outstanding — basic and diluted	719,556	7,083,748	630,230	4,051,709

See accompanying notes to consolidated financial statements

Table 2
Amicus Therapeutics, Inc
Statement of Operations Information for 3 months
ending June 30, 2007

		Change in Fair
		Value of	Preferred
		Warrant	Stock	Stock	GAAP as
	Non-GAAP	Liability	Accretion	Compensation	Reported
Income Statement Classifications:

Research and development	(6,361)			(422)	(6,783)

General and administrative	(2,607)			(582)	(3,189)

Depreciation and amortization	(312)				(312)

Interest income	1,060				1,060

Interest expense	(86)				(86)

Change in fair value of warrant liability	—	(86)			(86)

Preferred stock accretion	—		(310)		(310)

Summary:

Income (loss) before income taxes:	(8,306)	(86)	(310)	(1,004)	(9,706)

Net income (loss):	(8,307)	(86)	(310)	(1,004)	(9,707)

Net income (loss) per share — basic and diluted:	(1.17)	(0.01)	(0.04)	(0.14)	(1.37)

Weighted average number of shares outstanding:	7,083,748				7,083,748

Table 2
Amicus Therapeutics, Inc
Statement of Operations Information for 3 months
ending June 30, 2006

		Change in
		Fair Value	Preferred
		of Warrant	Stock	Deemed	Stock	GAAP as
	Non-GAAP	Liability	Accretion	Dividend	Compensation	Reported
Income Statement Classifications:

Research and development	(6,295)				(396)	(6,691)

General and administrative	(2,202)				(361)	(2,563)

Depreciation and amortization	(217)					(217)

Interest income	448					448

Interest expense	(73)					(73)

Change in fair value of warrant liability	(0)	471				471

Other	2					2

Deemed dividend	—			(19,424)		(19,424)

Preferred stock accretion	—		(41)			(41)

Summary:

Income (loss) before income taxes:	(8,338)	471	(41)	(19,424)	(757)	(28,089)

Net income (loss):	(8,338)	471	(41)	(19,424)	(757)	(28,089)

Net income (loss) per share — basic and diluted:	(11.59)	0.65	(0.06)	(26.99)	(1.05)	(39.04)

Weighted average number of shares outstanding:	719,556					719,556